UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009

POSITIVEID CORPORATION
 (Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

VERICHIP CORPORATION
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 10, 2009, pursuant to the terms of the Agreement and Plan of Reorganization, dated as of September 4, 2009, as amended (the “Merger Agreement”), among PositiveID Corporation, a Delaware corporation, formerly known as VeriChip Corporation (“PositiveID”), Steel Vault Corporation, a Delaware corporation (“Steel Vault”), and VeriChip Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of PositiveID (“MergerCo”), MergerCo merged with and into Steel Vault, with Steel Vault surviving and becoming a wholly-owned subsidiary of PositiveID (the “Merger”).

Pursuant to the Merger Agreement, each share of common stock of Steel Vault issued and outstanding immediately prior to the effective time of the Merger was canceled and converted into the right to receive 0.5 shares of PositiveID common stock (the “Merger Consideration”). No fractional shares of PositiveID common stock will be issued in connection with the Merger. Instead, PositiveID will make a cash payment to each Steel Vault stockholder who would otherwise receive a fractional share. PositiveID will issue approximately 5,067,290 shares of its common stock in connection with the Merger, and has reserved an additional 3,802,409 shares of its common stock for issuance in connection with PostiveID’s assumption of Steel Vault’s outstanding options and warrants.

In addition, pursuant to the Merger Agreement, each outstanding stock option to purchase shares of Steel Vault common stock were assumed by PositiveID, and all references to Steel Vault in Steel Vault’s stock plans and relevant agreements are deemed to refer to PositiveID. Each Steel Vault stock option assumed by PositiveID is exercisable upon the same terms and conditions as under the applicable Steel Vault stock plan and relevant agreement except that each Steel Vault stock option represents the right to acquire the number of shares of PositiveID common stock obtained by multiplying (x) the number of shares of Steel Vault common stock subject to the Steel Vault stock option by (y) the exchange ratio of 0.5 (rounded upward to the nearest whole share). The per share exercise price of each Steel Vault stock option assumed by PositiveID is obtained by dividing (A) the per share exercise price of the Steel Vault stock option by (B) the exchange ratio of 0.5 (rounded upward to the nearest whole cent).

Pursuant to the Merger Agreement, each outstanding warrant to purchase shares of Steel Vault common stock was converted into a warrant to purchase the number of whole shares of PositiveID common stock obtained by multiplying (x) the number of shares of Steel Vault common stock subject to such Steel Vault warrant by (y) the exchange ratio of 0.5 (rounded upward to the nearest whole share). The per share exercise price of each Steel Vault warrant assumed by PositiveID is obtained by dividing (A) the per share exercise price of the Steel Vault warrant by (B) the exchange ratio of 0.5 (rounded upward to the nearest whole cent). The terms and conditions of the Steel Vault warrants otherwise remain as set forth in each respective Steel Vault warrant agreement. In addition, each share of Steel Vault’s restricted common stock outstanding immediately prior to the effective time of the merger was converted into 0.5 shares of PositiveID common stock.

The issuance of PositiveID common stock to the Steel Vault stockholders in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-161991), initially filed by PositiveID with the Securities and Exchange Commission (“SEC”) on September 18, 2009, as amended, and declared effective on October 5, 2009 (the “Registration Statement”). PositiveID’s Registration Statement, including the information in the joint proxy statement/prospectus included therein, contains additional information about the Merger and the related transactions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, as subsequently amended, which filings are each incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2009, pursuant to the terms of the Merger Agreement, the PositiveID Board approved the appointment of William J. Caragol, a member of the Steel Vault Board, to serve on the PositiveID Board effective immediately after the effective time of the Merger on November 10, 2009. Mr. Caragol, who served as PositiveID’s acting chief financial officer, was also appointed by the PositiveID Board to serve as president and chief financial officer of PositiveID effective immediately after the effective time of the Merger on November 10, 2009. Mr. Caragol is not expected to serve on any committees of the Board.

As the (i) president, chief executive officer, acting chief financial officer and director of Steel Vault, (ii) holder of 1.0 million shares of Steel Vault common stock, and (iii) holder of a warrant to purchase 500,000 shares of Steel Vault common stock, with an exercise price of $0.30 per share, in connection with the debt financing transaction between Steel Vault and PositiveID, dated June 4, 2009, in consideration for the guaranty of collection, dated June 4, 2009, that Mr. Caragol executed in favor of PositiveID, Mr. Caragol had direct or indirect interests in the Merger. In addition, Mr. Caragol is a manager and member of Blue Moon Energy Partners, LLC (“Blue Moon”). On March 20, 2009, Steel Vault closed a debt financing transaction with Blue Moon for $190,000 pursuant to a secured convertible promissory note. The note is payable on demand after March 20, 2011, accrues interest at five percent per year compounded monthly and is secured by substantially all of Steel Vault’s assets pursuant to a security agreement between Steel Vault and Blue Moon. The note can be prepaid at any time without penalty. The financing transaction also includes a warrant, which carries piggy back registration rights, given to Blue Moon to purchase 108,000 common shares of Steel Vault at a price of $0.44 per share. As of the effective time of the Merger, PositiveID assumed the obligations of Steel Vault under the note and warrant.

In connection with the appointment of Mr. Caragol to the PositiveID Board, the PositiveID Board approved an increase in its size to six members. In addition, as a result of the Merger and the appointment of Mr. Caragol to the PositiveID Board, on November 10, 2009, the PositiveID Board reviewed and revised or ratified PositiveID’s committee structure and composition. The committees of the PositiveID Board and its members are as follows:

•	Audit Committee – Steven R. Foland (Chair and audit committee financial expert), Jeffrey S. Cobb and Barry M. Edelstein
•	Compensation Committee – Michael E. Krawitz (Chair), Messrs. Cobb and Edelstein
•	Nominating and Governance Committee – Messrs. Edelstein (Chair) and Cobb

Item 8.01 Other Events.

Voting Agreement

Effective November 10, 2009, Scott R. Silverman, PositiveID’s chief executive officer and executive chairman, William J. Caragol, PositiveID’s president, chief financial officer and director, Jared Shaw, R & R Consulting Partners, LLC, a Florida limited liability company owned by Mr. Silverman (“R&R”), and Blue Moon Energy Partners, LLC, a Florida limited liability company of which Mr. Silverman is a manager and controls a member and Mr. Caragol is a manager and member (“Blue Moon”), entered into a voting agreement pursuant to which Mr. Silverman has voting control over all shares owned by Messrs. Cargol and Shaw and R&R and Blue Moon, in addition to the shares owned by Mr. Silverman, for a total of 9,630,038 shares of PositiveID common stock, or 50.1% of the outstanding common stock of PositiveID. As a result, PositiveID is a company that has more than 50% of the voting power for the election of directors held by an individual, and is eligible for the “controlled company” exemption under the Nasdaq rules. Therefore, PositiveID is not be required to maintain a majority of independent directors. The PositiveID Board determined that three of its six directors are independent under the standards of the Nasdaq Capital Market, Messrs. Cobb, Edelstein and Foland, and it therefore does not currently maintain a majority of independent directors.

Press Release

On November 10, 2009, PositiveID and Steel Vault issued a joint press release announcing that they completed the Merger. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statement of businesses acquired.

Historical financial statements for Steel Vault and an accountant’s report are set forth in the Registration Statement and are incorporated herein by reference.

(b) Pro forma financial information.

Pro forma financial statements for PositiveID are set forth in the Registration Statement and are incorporated herein by reference.

(d) Exhibits.
99.1	Joint Press Release of PositiveID Corporation and Steel Vault Corporation, dated November 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: November 10, 2009

/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1	Joint Press Release of PositiveID Corporation and Steel Vault Corporation, dated November 10, 2009